EXHIBIT 10.2
ACKNOWLEDGEMENT, CONSENT AND UNDERTAKING

TO:	ST ANDREW GOLDFIELDS LTD.

RE:
Sale of assets by St Andrew Goldfields Ltd. ("St Andrew") to Apollo Gold Corporation ("Apollo") pursuant to an asset purchase agreement dated the 6th day of June, 2008, as amended by amending agreement dated the 30th day of June, 2008 (collectively, the “Asset Purchase Agreement”).

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For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, Apollo hereby acknowledges and agrees as follows:
1. The provisions contained in section 7.1 of the Asset Purchase Agreement shall have no application to the proposed purchase (the "Proposed Purchase") by St Andrew of up to 2,400,000 units of Apollo, with each unit consisting of one share of common stock (the "Common Shares") of Apollo and one half of one warrant (the "Warrants") to purchase common stock of Apollo (the "Securities") to be sold pursuant to a short form prospectus of Apollo dated July 9, 2008 (the "Apollo Financing").
2. Upon the completion of the Proposed Purchase, 2,400,000 common shares of Apollo currently held by St Andrew shall be immediately free from the provisions contained in section 7.1 of the Asset Purchase Agreement which, for greater certainty, shall be in addition to the common shares of Apollo which St Andrew may sell pursuant to section 7.1 of the Asset Purchase Agreement.
3. Apollo undertakes to file as soon as practicable after the date hereof a registration statement (or an amendment to the existing registration statement), as applicable, with the Securities and Exchange Commission to register for resale the Common Shares and Warrants included in the Securities within 60 days from the closing of the Proposed Purchase. Apollo covenants and agrees to make such filings and take all steps necessary to maintain the effectiveness of such registration statement  until St Andrew can sell all of the Securities in a single transaction in compliance with Rule 144 under the United States Securities Act of 1933, as amended.

4. Within two (2) Business Days (as defined in the Asset Purchase Agreement) of the completion of the Apollo Financing, Apollo shall pay to St Andrew the balance of the purchase price owing under the Asset Purchase Agreement, namely $14,500,000, together with all accrued and unpaid interest thereon, as determined in accordance with the Asset Purchase Agreement.
5. This Consent and Undertaking may be executed by facsimile or other electronic means, which shall be as effective as an originally executed copy.

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Dated as of the 23rd day of July, 2008.

APOLLO GOLD CORPORATION Per: /s/ R David Russell Name: R. David Russell Title: President and Chief Executive Officer